SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [     ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  By  Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Kimmins Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N.A.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14-a(6)(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

861896v5

                                  KIMMINS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD SEPTEMBER 9, 1999


To the Stockholders of KIMMINS CORP.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kimmins Corp. will be held on September 9, 1999, at 10:00 a.m., local time, at the offices of Kimmins, 1501 Second Avenue, East, Tampa, Florida 33607, for the following purposes:

1. To elect three (3) Directors, each to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2. To vote on a proposal to approve the reincorporation of Kimmins from Delaware to Florida;

3. To vote on a proposal to approve the Kimmins Corp. 1999 Long-Term Incentive Plan (the "1999 Plan") providing for the issuance of up to 800,000 Shares of Stock;

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     The Board of Directors has fixed the close of business on July 23, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, and only stockholders of record at such time will be so entitled to notice and to vote.

                       By Order of the Board of Directors,
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                          JOSEPH M. WILLIAMS, Secretary

August 16, 1999

================================================================================
  If you do not expect to be present at the meeting, please date, sign, and return the enclosed proxy in the envelope provided for that purpose, which requires no postage if mailed in the United States. A proxy is revocable at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice to the secretary of Kimmins, or by personally withdrawing the proxy at the meeting and voting in person.
================================================================================

                                  KIMMINS CORP.
                            1501 Second Avenue, East
                                 Tampa, FL 33607

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                          To Be Held September 9, 1999


         The accompanying form of proxy is solicited on behalf of the Board of Directors of KIMMINS CORP. for use at the Annual Meeting of Stockholders to be held on September 9, 1999, at 10:00 a.m. local time, at the offices of Kimmins, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only stockholders of record at the close of business on July 23, 1999 will be entitled to notice of and to vote at such meeting. Management intends to mail this proxy statement and the accompanying proxies in the accompanying form of proxy to stockholders on or about August 16, 1999. Proxies which are duly executed, received in time, and not revoked, will be voted at the meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by submitting a subsequently dated proxy, by written notification to the Secretary of Kimmins, or by personally withdrawing the proxy at the meeting and voting in person.

         The address of the principal executive office of Kimmins is:

                                    1501 Second Avenue, East
                                    Tampa, Florida 33605
                                    Telephone Number:  (813) 248-3878

         As of the record date, the number of outstanding shares entitled to vote at the meeting is 4,913,956 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 1,666,569 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), each of which is entitled to one vote. The Common Stock and Class B Common Stock vote together as one class.

                                VOTING PROCEDURES

         A quorum is established if at least a majority of the outstanding shares of Common Stock and Class B Common Stock, combined, as of July 23, 1999, is present in person or represented by proxy. The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock and Class B Common Stock, combined, present in person, or represented by proxy, provided a quorum exists. All other matters at the meeting shall be decided by the affirmative vote of a majority of the shares of Common Stock and Class B Common Stock, combined, cast with respect thereto, provided a quorum exists. Votes will be counted and certified by the Inspectors of Elections, who are one or more employees of Kimmins. Failures to vote and broker non-votes will not count towards determining any required plurality or majority or the presence of a quorum. Stockholders and brokers returning proxies who affirmatively abstain from voting on a proposition will count towards the presence of a quorum, but will not be counted towards determining the required plurality or majority for approval of that proposition.

         Each share of either Common Stock or Class B Common Stock entitles the holder to one vote on all matters properly brought before the Annual Meeting. Directors are elected by a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting, with the directors receiving the highest number of votes being elected to the Board of Directors. Both the proposal to reincorporate Kimmins in Florida and the proposal to approve the 1999 Long-Term Incentive Plan (the "1999 Plan") require the affirmative vote of a majority of all the issued and outstanding shares of Common Stock and Class B Common Stock, taken together.

         Shares that are entitled to vote but that are not voted at the direction of the beneficial owner ("abstentions"), shares represented by proxies or ballots that are marked "withhold authority" with respect to the election of any nominee for election as a director, and votes withheld by brokers in the absence of instruction from beneficial holders ("broker nonvotes") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. In determining whether a nominee for director has received a plurality of the shares voted, withheld votes and broker nonvotes will be disregarded and will have no effect on the outcome of the vote. The proposal to reincorporate Kimmins in Florida and the proposal to approve the 1999 Plan require the affirmative vote of all the issued and outstanding shares of Common Stock and Class B Common Stock, taken together. Accordingly, abstentions and broker nonvotes will have the same effect as a vote against each of these proposals.

         Francis M. Williams, Kimmins' Chairman of the Board, President and Chief Executive Officer, and members of his family own in the aggregate more than 59% of the outstanding Common Stock, and 100% of the outstanding Class B Common Stock, of Kimmins. Francis M. Williams has informed Kimmins that he and his family members intend to vote their shares of Common Stock in favor of the election of the nominees for election as directors, for the approval of the proposal to reincorporate in Florida, and for the proposal to amend the Stock Option Plan, thus assuring their election and passage.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked by following the procedures described in the preceding section.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Kimmins Board of Directors recommends a vote FOR the election of each of the nominees named below for election as director, FOR approval of the proposal to reincorporate in Florida, and FOR the proposal to approve the 1999 Plan.

                              ELECTION OF DIRECTORS

         The proxies granted by stockholders will be voted at the Annual Meeting of Stockholders for the election of the persons listed below as Directors of Kimmins to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. All of the nominees are currently Directors of Kimmins. Each of the persons named has indicated to the Board of Directors that he will be available as a candidate. In the event that any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

                                    Year of
     Name              Age     First Election             Position
-------------------    ---     --------------   --------------------------------

Francis M. Williams    58          1987         Chairman of the Board, President
                                                   and Chief Executive Officer
Michael A. Gold        51          1987         Director
R. Donald Finn         55          1998         Director

         All Directors of Kimmins hold office until the Annual Meeting of Stockholders in the year in which their appointment expires or until their successors have been elected and qualified.

         Francis M. Williams has been President and Chairman of the Board of Kimmins since its inception and Chairman of the Board of Directors of TransCor Waste Services, Inc., a subsidiary of Kimmins, since November 1992. For more than five years prior to November 1988, Mr. Williams was the Chairman of the Board and Chief Executive Officer of Kimmins Corp. and its predecessors and sole owner of K Management Corp. From June 1981 until January 1988, Mr. Williams was also the President and a Director of College Venture Equity Corp., a small business investment company. Mr. Williams has also been a Director of the National Association of Demolition Contractors and a member of the Executive Committee of the Tampa Bay International Trade Council.

         Michael A. Gold has been a Director of Kimmins since November 1987. For more than the past five years, Mr. Gold has been a partner in the Niagara Falls, New York law firm of Gold and Gold.

         R. Donald Finn has been a Director of Kimmins since March 1999. For more than the last five years, Mr. Finn has been a partner in the law firm of Gibson, McAskill & Crosby located in Buffalo, New York, where Mr. Finn has practiced for more than the last 25 years.

                               EXECUTIVE OFFICERS

     The executive officers of Kimmins are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. In addition to Francis M. Williams, Chairman of the Board, President, and Chief Executive Officer, Norman S. Dominiak, and Joseph M. Williams are the only executive officers of Kimmins.

         Norman S. Dominiak, 54, has been Vice President of Kimmins since March 1995 and has been employed by Kimmins as its Chief Financial Officer since January 1994. Mr. Dominiak has also been Chief Financial Officer of TransCor since January 1994. Mr. Dominiak served as Controller of ThermoCor Kimmins, Inc., a subsidiary of Kimmins from October 1991 until January 1994. From May 1988 until September 1991, Mr. Dominiak served as Senior Vice President of Creative Edge, a company engaged in the manufacturing and distribution of educational products. From October 1982 until April 1988, Mr. Dominiak served as Senior Vice President of Cecos Environmental Services, Inc., a company engaged in treatment, transportation, and disposal of hazardous waste. From 1965 until 1982, Mr. Dominiak was employed in various financial capacities for the Carborundum Company.

     Joseph M. Williams, 43, has been the Secretary and Treasurer of Kimmins since October 1988. Since September 1997, Mr. Williams has been President and Chief Executive Officer of Transcor. Since November 1991, Mr. Williams has served as President and has been a Director of Cumberland Technologies, Inc., a holding company whose wholly owned subsidiaries provide reinsurance and specialty sureties and performance and payment bonds (collectively "Cumberland"). Since June 1986, Mr. Williams has served as President and Vice President and has been a Director of Cumberland Real Estate Holdings, Inc., the corporate general partner of Sunshadow Apartments, Ltd. ("Sunshadow") and Summerbreeze Apartments, Ltd. ("Summerbreeze"), both of which are limited partnerships. Mr. Williams has been employed by Kimmins and its subsidiaries in various capacities since January 1984. From January 1982 to December 1983, he was the managing partner of Williams and Grana, a firm engaged in public accounting. From January 1978 to December 1981, Mr. Williams was employed as a senior tax accountant with Price Waterhouse & Co. Joseph M. Williams is the nephew of Francis M. Williams.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Summary Compensation Table. The following table provides certain summary information concerning compensation paid or accrued by Kimmins and its subsidiaries to the Chief Executive Officer and all other executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 1998 (the "Named Executives"):


                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                                  Annual Compensation                 Compensation
                                                                                         Securities
         Name and                                                  Other Annual          Underlying           All Other
    Principal Position       Year       Salary           Bonus     Compensation       Options/SARs (#)       Compensation
    ------------------       ----       ------           -----     ------------       ----------------       ------------

Francis M. Williams          1998   $    119,991   $      193,217      $-0-                   -0-                  996 (*)
   Chairman of the Board     1997        172,120              -0-       -0-                   -0-                  996 (*)
   President and             1996        184,810              -0-       -0-                   -0-                  995 (*)
   Chief Executive
Officer

John V. Simon, Jr.           1998        126,069           30,000       -0-                   -0-                1,698 (*)
   President of Kimmins      1997        100,019          108,032       -0-                71,666                1,698 (*)
   Contracting Corp.         1996         95,000           25,000       -0-                   -0-                1,655 (*)

Michael D. O'Brien           1998         63,942        167,155**       -0-                   -0-                  695 (*)
   Vice President of         1997        105,427              -0-       -0-                 2,000                  695 (*)
   TransCor                  1996         95,000              -0-       -0-                   -0-                  695 (*)

Norman S. Dominiak           1998         80,673           20,000       -0-                   -0-                      -0-
   Vice President and        1997         81,539              -0-       -0-                   -0-                      -0-
   Chief Financial Officer   1996         74,039              -0-       -0-                   -0-                      -0-

Joseph M. Williams           1998            -0-        380,000**       -0-                   -0-                      -0-
   Secretary and Treasurer   1997            -0-              -0-       -0-                10,000                      -0-
                             1996            -0-              -0-       -0-                25,000                      -0-



(*) Represents Kimmins' contribution to the employee's account of Kimmins' 401(k) Plan and premiums paid by Kimmins for term life insurance and long-term disability. These plans, subject to the terms and conditions of each plan, are available to all employees.

(**) Mr. O'Brien's and Mr. Williams' salaries and other compensation are not paid by Kimmins. Their bonuses were paid by TransCor and were strictly incentive based.

         Stock Option/SAR Grants in the Last Fiscal Year. Stock options or stock appreciation rights granted to Named Executives and Directors during the year ended December 31, 1998 are summarized as follows:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         There were no stock options or stock appreciation rights granted to Named Executives during the year ended December 31, 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

         Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The following table summarizes the net value realized on the exercise of options in 1998 and the value of outstanding options as of December 31, 1998, for the Named Executives.

                                                                            Number of
                                                                            Securities              Value of
                                                                            Underlying            Unexercised
                                                                           Unexercised            In-the-Money
                                                                         Options/SARs at        Options/SARs at
                                    Shares                                 Year-End (#)         Year-End ($) (1)
                                   Acquired              Value             Exercisable/           Exercisable/
            Name                on Exercise (#)       Realized ($)        Unexercisable          Unexercisable
            ----                ---------------       ------------        -------------          -------------

Joseph M. Williams                     0                   $0             25,333/36,000              $0/$0

Norman S. Dominiak                     0                   $0              3,000/4,500               $0/$0

John V. Simon, Jr.                     0                   $0             28,666/43,000              $0/$0

(1) Value is calculated using Kimmins' closing stock price on December 31, 1998, per share less the exercise price for such shares.

No stock options or stock appreciation rights were exercised by Francis M. Williams during the year ended December 31, 1998, and Mr. Williams does not have any outstanding stock options or SARs at December 31, 1998.

                         TEN YEAR OPTION/SAR REPRICINGS

         There were no stock options or SAR repricings during the year ended December 31, 1998.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the year ended December 31, 1998, Mr. Francis M. Williams, Kimmins' President and Chairman of the Board of Directors, served as President and Chairman of the Board of Directors of TransCor, Mr. Joseph M. Williams served as Secretary of Kimmins and TransCor, and Mr. Norman S. Dominiak served as Chief Financial Officer of Kimmins and TransCor. TransCor is a subsidiary of Kimmins.

         Kimmins had a note receivable in an original amount of $3,638,696 from Sunshadow Apartments, Ltd., and Summerbreeze Apartments, Ltd., two Florida real estate limited partnerships (collectively, the "Apartments"), of which Mr. Francis M. Williams is the sole shareholder of the corporate general partner and was the sole limited partner. The note receivable originally accrued interest at prime plus 1.375 percent, increasing to prime plus 2 percent on July 1, 1995, with principal and interest payable in monthly installments through December 31, 1998, and was guaranteed by Mr. Williams. Kimmins did not receive any interest or principal payments during 1997 relating to this note receivable, and management of Kimmins discontinued recognition of interest income of approximately $551,000 for the year. Amounts due from the Apartments at December 31, 1996, were approximately $3,851,000.

         On October 22, 1997, Kimmins contributed its note receivable in an original amount of approximately $3,851,000 from Sunshadow Apartments, Ltd., and Summerbreeze Apartments, Ltd., and other receivables of approximately $3,059,000 for a non-controlling 49 percent preferred limited partnership interest in the Apartments. Kimmins will be allocated 49 percent of operating income, losses and cash flow. The preference in Kimmins' equity interest in the Apartments occurs upon the sale of the underlying partnership properties. Upon the occurrence of a capital transaction, Kimmins would receive cash flows from the sale or refinancing of the Apartments' assets equal to its capital contribution prior to any other partner receiving any proceeds.

         On August 14, 1998, Kimmins acquired an additional 297,200 shares of common stock in TransCor from Francis M. Williams, President and Chief Executive Officer. The acquisition increased Kimmins' ownership percentage to 81 percent from 74 percent and resulted in the ability to consolidate Kimmins and TransCor for federal income tax purposes on a prospective basis.

         During  the  year  ended  December  31,  1998,   TransCor   contributed
$1,000,000 to the Kimmins Terrier Foundation, a private foundation controlled by Francis M. Williams.

                            COMPENSATION OF DIRECTORS

         During the year ended December 31, 1998, Kimmins paid non-officer Directors an annual fee of $5,000 and $1,000 per board meeting attended. Directors are reimbursed for all out-of-pocket expenses incurred in attending Board of Directors and committee meetings. In addition, Transcor paid Mr. Gold $20,000 and Mr. Finn $107,000, as compensation for option buyouts.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         There is no formal compensation committee of the Board of Directors or other committee of the Board performing equivalent functions. As noted above, compensation is determined by Francis M. Williams, Chairman of the Board, President and Chief Executive Officer of Kimmins under the direction of the Board of Directors. There is no formal compensation policy for either the Chief Executive Officer or other executive officers of Kimmins. Compensation of the Chief Executive Officer, which primarily consists of salary, is based generally on performance and Kimmins' resources. Compensation for Mr. Williams has been fixed annually each year by the President. Mr. Williams' compensation is not subject to any employment contract. In 1996 Mr. Williams' compensation was $184,810. In 1996 Kimmins recorded revenue of $78,551,938 and a net loss of $8,683,439. In 1997, Mr. Williams' compensation was $172,120. In 1997, Kimmins recorded revenue of $102,717,119 and a net loss of $8,518,240. In 1998, Mr. Williams' compensation was $313,208. In 1998 Kimmins recorded revenue of $74,051,465 and net income of $4,343,010. The Board of Directors notes that the bonuses paid to Mr. Joseph Williams and to Mr. Michael O'Brien by Transcor were paid based on an incentive arrangement.


                                                    Francis M. Williams
                                                    R. Donald Finn
                                                    Michael Gold

                                PERFORMANCE GRAPH

         The following line graph compares, over the past five years, the stock performance of Kimmins with the cumulative total return of companies comprising the Standard and Poors 500 and a Peer Group's index selected by Kimmins. Kimmins pays no dividends and, therefore, there is no cumulative total return calculation to Kimmins based upon reinvestment of dividends. Such graph is not necessarily indicative of future price performance. The comparison assumes the value of the investment in Kimmins' Common Stock and each index was $100 on December 31, 1993.

                                 [GRAPH OMITTED]


                            1993            1994            1995            1996           1997       1998
                        ------------     -----------     -----------     -----------    ----------   --------
KIMMINS                 $ 100.00         $ 63.16         $ 105.26        $  47.37       $ 76.32      $  28.95
S&P 500                 $ 100.00         $101.60         $ 139.71        $ 172.18       $ 229.65     $ 294.87
NASDAQ MARKET           $ 100.00         $112.90         $ 151.05        $ 196.23       $ 262.26     $ 339.38


                Total return assumes reinvestment of dividends.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of Kimmins' common stock beneficially owned as of July 30, 1999, by (i) persons known by Kimmins to own more than 5 percent of Kimmins' outstanding common stock, (ii) by each Named Executive and director of Kimmins, and (iii) all executive officers and directors of Kimmins as a group:

                                                                                           Percent of
                                                                             Percent         Total
Name and Address of                                                            of           Voting
Beneficial Owner(1)           Title of Class          Number of Shares        Class          Power
-------------------           --------------          ----------------        -----          -----

Francis M. Williams           Common Stock             2,510,075  (2)            51.1%
                              Class B Common Stock     1,666,569                100.0%       63.5%

Joseph M. Williams            Common Stock               386,917  (3)             7.9%        5.9%

John V. Simon, Jr.            Common Stock                24,167  (4)                *           *

Michael Gold                  Common Stock                13,523  (5)                *           *

R. Donald Finn                Common Stock                 8,554  (6)                *           *

Norman S. Dominiak            Common Stock                 1,500  (8)                *           *

Michael D. O'Brien            Common Stock                ______                     *           *

All executive officers and    Common Stock             2,326,454  (2)(3)         54.3%
directors as a group                                              (5)(7)
(seven persons)               Class B Common Stock     1,666,569  (8)           100.0%       70.2%

(1) The addresses of all officers and directors of Kimmins above are in care of Kimmins at 1501 Second Avenue, East, Tampa, Florida 33605.

(2) Includes 2,130,236 shares owned directly by Mr. Francis M. Williams; 133,333 shares owned by Summerbreeze and 121,750 shares owned by Sunshadow, both of which Mr. Williams is the sole shareholder of the corporate general partner and a 50 percent limited partner ("Certain Relationships and Related Transactions"); 48,908 shares owned by Mr. Williams' wife; 30,493 shares held by Mr. Williams as Trustee for his wife and children; 37,913 shares held by Mr. Williams as Custodian under the New York Uniform Gifts to Minors Act for his children; 6,375 shares held by Kimmins' 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 1,067 shares held by Kimmins Realty Investment, Inc., which is owned 100 percent by Mr. Williams.

(3) Includes 30,000 shares owned by Mr. Joseph M. Williams; 25,333 shares issuable upon exercise of currently exercisable stock options; 3,030 shares held by Kimmins' 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 341,220 shares held by Kimmins' 401(k) Plan and ESOP of which Mr. Williams is a trustee with shared voting and investment power.

(4) Includes 1,500 shares owned by Mr. Simon; 28,666 shares issuable upon exercise of currently exercisable stock options; and 8,334 shares held by Kimmins' 401(k) and ESOP plans of which Mr. Simon is fully vested.

(5) Includes 1,150 shares owned by Mr. Gold; 5,775 shares currently owned by Mr. Gold's wife; 2,898 held by Mr. Gold as trustee for Mr. Gold's minor children; and 3,700 shares issuable upon exercise of currently exercisable stock options.

(6) Includes 5,154 shares owned by Mr. Finn; and 3,400 shares issuable upon exercise of currently exercisable stock options.

(7) Includes 38,995 shares issuable upon exercise of currently exercisable stock options; 23,102 shares held by Kimmins' 401(k) and ESOP Plans of which certain officers of Kimmins are fully vested; and 341,471 shares held by Kimmins' 401(k) and ESOP Plans of which the Secretary of Kimmins is a trustee.

(8) Includes 3,000 shares that may be purchased by Mr. Dominiak pursuant to immediately exercisable options. Does not include 6,000 shares issuable to him upon exercise of options vesting at various times commencing in April 1999.

     * Less than one percent.

                              CERTAIN TRANSACTIONS

         On November 5, 1996, Kimmins received 1,723,290 shares of Cumberland common stock in exchange for the term note of $5,169,870 due from Cumberland. The Cumberland common stock had a fair market value of $3.00 per share on the date of the exchange, based upon the quoted market price. This investment is accounted for under the equity method, and Kimmins' interest in Cumberland represents an ownership share of approximately 31.6%. At December 31, 1997 and 1998, the market value of the Cumberland common stock held by Kimmins was approximately $4,739,000 and $3,447,000, respectively.

         On November 10, 1998, TransCor loaned $1,000,000 to Cumberland. The TransCor loan to Cumberland is evidenced by a convertible term note which is due November 10, 2001. Quarterly interest payments are due beginning January 1, 1999 at a rate of one half of one percent over the rate established by NationsBank. TransCor has the right, after six months, to convert the principal amount of the note into shares of common stock of Cumberland at $3.00 per share.

         Effective July 1, 1997, employees associated with TransCor's demolition contracting services unit were transferred to Kimmins Contracting Corp. ("KCC"), a wholly-owned subsidiary of Kimmins, for administrative and accounting purposes. As a result, contracting services previously performed by employees of TransCor were subcontracted to KCC. For the years ended December 31, 1997 and 1998, TransCor paid $3,418,000 and $2,761,000 to KCC for services rendered by Kimmins as a subcontractor. In addition, TransCor rented equipment from KCC for use in performing demolition contracts. TransCor incurred approximately $2,103,000, $2,573,000, and $1,822,000 in equipment rental charges with KCC for the years-ended December 31, 1996, 1997, and 1998, respectively.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                             SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires Kimmins' officers and directors, and persons who own more than 10 percent of a registered class of Kimmins' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors, and greater than 10 percent shareholders are required by SEC regulation to furnish Kimmins with copies of all Section 16(a) forms they file.


                                      10-

         Based solely on Kimmins' review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Kimmins believes that during the year ended December 31, 1998, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.


                        PROPOSAL TO REINCORPORATE KIMMINS
                            FROM DELAWARE TO FLORIDA


         The second matter that stockholders will be asked to vote upon at the Annual Meeting is the reincorporation of Kimmins from Delaware to Florida. On August 4, 1999, the Board of Directors approved a Plan and Agreement of Merger by which Kimmins will be merged into Kimmins Reincorporation, Inc., a wholly owned subsidiary organized under Florida law (the "Subsidiary") with the Subsidiary becoming the surviving corporation (the "Surviving Corporation"). The Subsidiary's address is 1501 Second Avenue, East, Tampa, Florida 33607. Its phone number is (813) 248-3888. Stockholders are being requested at the Annual Meeting to consider and approve the Plan and Agreement of Merger. The full text of the Plan and Agreement of Merger is attached as Appendix "A". The description set forth below is a summary of the Plan and Agreement of Merger, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the Plan and Agreement of Merger itself. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting is necessary for approval of the Plan and Agreement of Merger.

         The Board unanimously recommends a vote for approval of the Plan and Agreement of Merger. Unless otherwise indicated, the accompanying form of proxy will be voted for the proposal to reincorporate Kimmins from Delaware to Florida.

Reason For Proposed Merger

         Kimmins is requesting stockholder approval of the Plan and Agreement of Merger to effect the change of Kimmins' state of incorporation from Delaware to Florida. The primary reason for the change in the state of incorporation is to achieve cost savings to Kimmins. Under the Delaware General Corporation Law (the "Delaware Law"), Delaware corporations are required to pay a franchise tax. The annual franchise tax payable by Kimmins to Delaware for 1999 absent the change of domicile will be approximately $50,000. By contrast, corporations organized under the Florida Business Corporation Act (the "Florida Act") do not pay annual franchise taxes to the State of Florida but instead pay a nominal fee of $200 in connection with the filing of annual reports.

         If the Plan and Agreement of Merger is approved and Kimmins is merged with and into the Subsidiary, Kimmins will be required to pay the pro-rata portion of the 1999 Delaware franchise tax applicable to the portion of 1999 in which it existed as a Delaware corporation. Kimmins also will incur certain one-time costs in connection with the implementation of the merger, which costs are not expected to be material.

         In addition to the proposed cost savings, the Board believes reincorporation of Kimmins from Delaware to Florida is consistent with Kimmins' philosophy of maintaining a positive corporate presence in Florida. Kimmins maintains its principal executive and administrative offices as well as the offices of several of its principal operating subsidiaries in Tampa, Florida.

         The Board believes that the Florida Act will meet Kimmins' business needs, and that the Delaware Law does not offer corporate law advantages sufficient to warrant payment of the franchise tax burden that results from maintaining a Delaware domicile. The Florida Act is a modern, comprehensive and flexible statute based on the Revised Model Business Corporation Act. For the most part, it provides the flexibility in management of a corporation and in the conduct of various business transactions that is characteristic of the Delaware Law.

No Change In Name, Business Or Physical Location

         The proposed merger will effect a change in the legal domicile of Kimmins and other changes of a legal nature, the most significant of which are described in this Proxy Statement. However, the merger will not result in any change in the name, business, management, location of the principal executive officers, assets, liabilities or net worth of Kimmins (other than as a result of the costs incident to the merger, which are immaterial). Kimmins' employee benefit plans, including the 1987 Stock Plan and the 1999 Plan (if approved), will be continued after the merger by the Surviving Corporation upon the same terms and conditions. The management of Kimmins, including all directors and officers, will remain the same after the merger and will assume identical positions with the Surviving Corporation. It also is anticipated that trading in Kimmins' Common Stock will continue uninterrupted on the OTC Bulletin Board.

         A vote for approval and adoption of the Plan and Agreement of Merger will constitute approval of the assumption by the Surviving Corporation of the Stock Option Plan and outstanding stock option agreements thereunder, and the substitution of shares of the Surviving Corporation's Common Stock as the security to be received upon exercise of options, if any, granted or to be granted under the Stock Option Plan. Other than the stockholder vote, management is unaware of any Federal or State regulatory requirements which must be met before the reincorporation can be consummated.

The Subsidiary

         The Subsidiary is a corporation which was incorporated under the Florida Act on August 4, 1999, as a wholly-owned subsidiary of Kimmins. Prior to the merger, the Subsidiary has had no material assets or liabilities and has not carried on any business. The Subsidiary's address is 1501 Second Avenue, East, Tampa, Florida 33607. Its phone number is (813) 248-3888.

         The Subsidiary's Articles of Incorporation and Bylaws are substantially identical to Kimmins' current Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, except for statutory references necessary to conform to the Florida Act and other differences attributable to the differences between the Florida Act and the Delaware Law. A copy of the Subsidiary's Articles of Incorporation is attached as Appendix "B".

The Plan And Agreement Of Merger

         The Plan and Agreement of Merger provides that Kimmins will merge into and with the Subsidiary, with the Subsidiary then becoming the Surviving Corporation. The Surviving Corporation will assume all assets and liabilities of Kimmins, including contractual obligations and obligations under Kimmins' outstanding indebtedness. The existing Board of Directors and officers of Kimmins will become the Board of Directors and officers of the Surviving Corporation for identical terms of office. The Subsidiary will also assume the name of "Kimmins Corp." in the merger so that the Surviving Corporation will operate under the same name as Kimmins.

         Upon the effective date of the merger, each issued and outstanding share of Kimmins' Common Stock will automatically be converted into one fully-paid and nonassessable share of the Class A Stock, $0.001 par value per share, and each issued and outstanding share of Class B Common Stock will automatically be converted into one full-paid and nonassessable share of Class B Common Stock, $.001 par value per share, of the Surviving Corporation. In addition, each currently outstanding stock option automatically will be converted into an option to purchase the same number and series of Class A Stock of the Surviving Corporation at the same option exercise price per share and upon the same terms and subject to the same conditions as set forth in the option. Kimmins does not intend to issue new stock certificates to stockholders of record upon the effective date of the merger. Instead, each certificate representing issued and outstanding shares of Common Stock (or Class B Common Stock) of Kimmins immediately prior to the effective date of the merger will continue to evidence ownership of the shares of Class A Stock (or Class B Common Stock) of the Surviving Corporation after the effective date of the merger. Each share of Kimmins' Common Stock or Class B Common Stock converted into one share of Class A Stock or Class B Common Stock of the Surviving Corporation will be fully paid and nonassessable.

         It is anticipated that the Class A Stock of Kimmins will continue to be listed on the OTC Bulletin Board under its current symbol without interruption and that delivery of existing stock certificates of Kimmins will constitute "good delivery" of shares of the Surviving Corporation in transactions on the OTC Bulletin Board subsequent to the merger.

         Stockholders of Kimmins need not exchange their existing stock certificates for stock certificates of the surviving corporation. However, any stockholders desiring new stock certificates representing Class A Stock of the surviving corporation may submit their existing stock certificates representing Common Stock of Kimmins to Continental Stock Transfer & Trust Company, the transfer agent of Kimmins and the surviving corporation, and obtain new certificates. The address for the transfer agent is Two Broadway, New York, NY 10004.

Comparison Of The Rights Of Holders Of Kimmins' Common Stock And The Surviving Corporation's Classes Of Common Stock

         Kimmins is incorporated in the State of Delaware, and the Surviving Corporation is incorporated in the State of Florida. Stockholders of Kimmins, whose rights are currently governed by the Delaware Law and the Certificate of Incorporation and Bylaws of Kimmins will, upon consummation of the Plan and Agreement of Merger, become shareholders of the Surviving Corporation and their rights will be governed by the Florida Act and the Articles of Incorporation and Bylaws of the Surviving Corporation.

         Although it is not practical to compare all of the differences  between
(a) Delaware law and the Certificate of Incorporation  and Bylaws of Kimmins and
(b) Florida law and the Articles of Incorporation and Bylaws of the Surviving Corporation, the following is a summary of certain of those differences which may significantly affect the rights of Kimmins' stockholders. This summary is not intended to be relied upon as an exhaustive list of all such differences or a complete description of the provisions discussed, and is qualified in its entirety by reference to the Delaware Law, the Florida Act and the forms of the Articles of Incorporation and Bylaws of the Surviving Corporation.

         Dividends And Repurchases. Under the Florida Act, a corporation may make distributions to stockholders (subject to any restrictions contained in the corporation's articles of incorporation) as long as, after giving effect to the distribution, (a) the corporation will be able to pay its debts as they become due in the usual course of business and (b) the corporation's total assets will not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. A Florida corporation may purchase its own shares and, unless otherwise provided in the articles of incorporation, shares repurchased remain authorized but unissued. However, pursuant to the Florida Act, a corporation's redemption of its own capital stock is deemed to be a distribution. The Surviving Corporation's articles of incorporation do not alter these provisions of Florida law.

         A Delaware corporation may pay dividends out of "surplus" or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year. Surplus is defined as the net assets of the corporation over the corporation's capital. Under the Delaware Law, a corporation may repurchase or redeem its shares only if the capital of the corporation is not impaired and such repurchase does not impair the corporation's capital.

         In accordance with Kimmins Certificate of Incorporation and the Surviving Corporation's Articles of Incorporation, the Class B Common Stock may not receive cash dividends, although dividends issued in the form of stock or distributions of assets, tangible or intangible, would also be issued at the same rate as the Class B Common Stock as on the Class A Stock.

         Special Meetings. Under Florida law, special meetings of the stockholders may be called by the Board of Directors or by such persons as may be authorized by the articles of incorporation or the bylaws. In addition, Florida law permits the holders of not less than 10% of all votes entitled to be cast on any issue to be considered at the special meeting (unless a greater percentage, not to exceed 50%, is specified in the Articles of Incorporation) to call a special meeting. Under Delaware law, special meetings of the stockholders may be called by the Board Directors or by such persons as may be authorized by the certificate of incorporation or the bylaws. Kimmins' Bylaws provide that special meetings may be called by the Chairman of the Board of Directors, and must be called by the Chairman upon the request in writing of the holders of record of at least a majority of the issued and outstanding shares of stock entitled to vote at such meeting. The Articles of Incorporation of the Surviving Corporation require that special meetings be called by the Chairman upon the receipt in writing of holders of 50% of the issued and outstanding shares entitled to vote at such meeting.

         Quorum For Shareholder Meetings. Under the Florida Act, unless otherwise provided in a corporation's articles of incorporation (but not its bylaws), a majority of shares entitled to vote on a matter constitutes a quorum at a meeting of stockholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote on such matter. The Surviving Corporation's Articles of Incorporation do not include a provision altering the shareholder quorum requirement.

         The Delaware Law is similar to the Florida Act, except that under the Delaware Law a corporation's certificate of incorporation or bylaws may specify the percentage of votes which constitutes a quorum at a meeting of stockholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote. Kimmins' Bylaws provide that a quorum exists if a majority of the voting power entitled to vote is present in person or by proxy at a meeting.

         Shareholder Voting Requirements. Under both the Florida Act and the Delaware Law, directors are generally elected by a plurality of the votes cast by the shareholders entitled to vote at a shareholders' meeting at which a quorum is present. With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the Florida Act or a Florida corporation's articles of incorporation (but not its bylaws), if a quorum exists, action on any matter generally is approved by the shareholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. In the case of a merger, consolidation, or a sale, lease or exchange of all or substantially all of the assets of a Florida corporation, except in limited circumstances in which no shareholder vote is required, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is required under the Florida Act. The Surviving Corporation's Articles of Incorporation do not include a provision requiring a greater vote on any matter than required by the Florida Act.

         Under the Delaware Law, and unless otherwise provided by the Delaware Law or a Delaware corporation's certificate of incorporation or bylaws, if a quorum exists, action on a matter is approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter. In the case of a merger, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is required by the Delaware Law. Accordingly, under the Delaware Law abstentions have the same effect as votes against a matter. Kimmins' Certificate of Incorporation and its Bylaws do not contain a provision requiring a greater vote on any matter than required by the Delaware Law.

         Merger, Consolidation And Sales Of Assets. The Florida Act and the Delaware Law each provide that a merger, consolidation or sale of all or substantially all of the assets of a corporation requires (a) approval by the Board of Directors and (b) the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon. The Florida Act allows the Board of Directors or the articles of incorporation and the Delaware Law allows the certificate of incorporation or bylaws to establish a higher vote requirement. The Surviving Corporation's Articles of Incorporation and Kimmins' Certificate of Incorporation do not provide for any higher voting requirement.

         Affiliated Transactions And Control Share Acquisitions. The Florida Act provides that an "affiliated transaction" (as defined in the Florida Act) with an "interested shareholder" must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares, other than the shares owned by the interested shareholder. The transactions covered by the statute include, with certain exceptions, (a) mergers and consolidations to which the corporation and the interested shareholder are parties, (b) sales or other dispositions of substantial amounts of the corporation's assets to the interested shareholder,
(c) issuances by the corporation of substantial amounts of its securities to the interested shareholder, (d) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder, (e) any reclassification of the corporation's securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder, and (f) the receipt by the interested shareholder of certain loans or other financial assistance from the corporation. An interested shareholder is any person who is the beneficial owner of 10% or more of the outstanding voting stock of the corporation. The two-thirds approval requirement does not apply if, among other things: (a) the transaction has been approved by a majority of the corporation's disinterested directors (as defined in the statute), (b) the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the transaction, (c) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares, (d) the corporation has not had more than 300 shareholders of record at any time during the preceding three years, or (e) certain fair price and procedural requirements are satisfied. These restrictions do not apply if a corporation's articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding voting shares of the corporation (other than those held by the interested shareholder) contain a provision expressly electing not to be governed by these rules.

         Under the Delaware Law, a corporation may not engage in any "business combination" (as defined in the Delaware Law) with an "interested stockholder" for three years after such stockholder becomes an interested stockholder. An interested stockholder is any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation. These business combinations are substantially the same as the "affiliated transactions" described above with respect to the Florida Act. A corporation may enter into a business combination with an interested stockholder if (a) the Board of Directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder before the date on which the stockholder becomes an interested stockholder, (b) upon consummation of the transaction resulting in the stockholder reaching the 15% threshold, the stockholder owned 85% of the outstanding voting shares at the time the transaction commenced, excluding those shares held by directors who are also officers or employee stock plans in which the participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to becoming an interested stockholder, the business combination is approved by the Board of Directors and is authorized at a meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. These restrictions do not apply if the corporation's original certificate of incorporation or an amendment to its certificate of incorporation or bylaws approved by a majority of the shares entitled to vote thereon contains a provision expressly electing not to be governed by these rules, or if the corporation does not have a class of stock (a) listed on a national securities exchange, (b) authorized for quotation on the Nasdaq Stock Market, or (c) held of record by more than 2,000 stockholders unless any of the foregoing results from the actions of the interested stockholder.

         Neither Kimmins' Certificate of Incorporation or the Surviving Corporation's Articles of Incorporation contain provisions electing to be exempt from these provisions. However, because the definition of "disinterested director" under the Florida Act affiliated transaction statute could be interpreted in a manner that would result in a finding that none of the Surviving Corporation's directors would be deemed disinterested directors under the statute, the Surviving Corporation has, as permitted by the Florida Act, specified that a "disinterested director" for purposes of the statute is any member of the Board of Directors of the Surviving Corporation on the date of the merger (other than any member who is an "interested shareholder" ) and any member of the Board of Directors of the Surviving Corporation who was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the Board.

         The Florida Act also contains a control share acquisition statute which provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. The thresholds specified in the Florida Act are the acquisition of a number of shares representing: (a) 20% or more, but less than 33% of all voting power of the corporation, (b) 33% or more but less than a majority of all voting power of the corporation or (c) a majority or more of all voting power of the corporation. This statute does not apply if, among other things, the acquisition (a) is approved by the corporation's board of directors, (b) is pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute, (c) pursuant to the laws of interstate succession or pursuant to gift or testamentary transfer, or (d) pursuant to a statutory merger or share exchange to which the corporation is a party. This statute also does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisition of shares, the corporation's articles of incorporation or bylaws provide that the corporation shall not be governed by the statute. The Surviving Corporation's Articles of Incorporation and Bylaws do not opt-out of this statute. This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. The Surviving Corporation's Articles of Incorporation and Bylaws do not contain such a provision. Unless otherwise provided in the corporation's articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights.

         Delaware does not have any comparable statutory provision to Florida's control share acquisition statute.

         Other Constituencies. The Florida Act provides that directors of a Florida corporation, in discharging their fiduciary duties to the corporation, may consider the social, economic, legal or other effects of corporate action on the employees, suppliers and customers of the corporation or its subsidiaries and the communities in which the corporation and its subsidiaries operate, in addition to the effect on shareholders. Delaware does not have a comparable statutory provision.

         Removal Of Directors. The Florida Act provides that the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide otherwise.

         The Delaware Law provides that unless the corporation's certificate of incorporation otherwise provides, which Kimmins' does not, stockholders may remove any director or the entire board of directors with or without cause. Such a removal may only be effected by a majority vote of the shares entitled to vote for the election of directors.

         Dissenters' Rights. Under the Florida Act, dissenting shareholders who follow prescribed statutory procedures are, in certain circumstances, entitled to appraisal rights in the case of (a) a merger or consolidation; (b) a sale or exchange of all of substantially all the assets of a corporation; (c) amendments to the articles of incorporation that adversely affect the rights or preferences of shareholders; (d) consummation of a plan of share exchange if the shareholder is entitled to vote on the plan; and (e) the approval of a control share acquisition pursuant to Florida law. Such rights are not provided when (a) such shareholders are shareholders of a corporation surviving a merger or consolidation where no vote of the shareholders is required for the merger or consolidation; or (b) shares of the corporation are listed on a national securities exchange, designated as a national market security by the Nasdaq Stock Market or held of record by more than 2,000 shareholders.

         Under the Delaware Law, dissenters' rights are afforded to stockholders who follow prescribed statutory procedures in connection with a merger or consolidation (subject to restrictions similar to those provided by the Florida
Act). Under the Delaware Law, there are no appraisal rights in connection with sales of substantially all the assets of a corporation, reclassifications of stock or other amendments to the certificate of incorporation which adversely affect a class of stock, unless specifically provided in the certificate of incorporation. Kimmins' Certificate of Incorporation does not provide for dissenters' rights in these circumstances. Similar to the Florida Act , dissenters' rights do not apply to a stockholder of a Delaware corporation if the stockholder's shares were (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Security Dealers, Inc. or (b) held of record by more than 2,000 stockholders. Notwithstanding the foregoing, however, under the Delaware Law, a stockholder does have dissenters' rights with respect to such shares if the stockholder is required by the terms of the agreement of merger or consolidation to accept anything for his shares other than (a) shares of stock of the corporation surviving or resulting from the merger or consolidation, (b) shares of stock of any other corporation which is so listed or designated or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) any combination of the foregoing.

         Amendment To Articles Or Certificate. The Florida Act and the Delaware Law generally provide that an amendment to the articles of incorporation or certificate of incorporation, as the case may be, must be approved by the Board of Directors and by the corporation's stockholders. Unless the Florida Act, a Florida corporation's articles of incorporation or the Board of Directors requires a greater vote, an amendment to a Florida corporation's articles of incorporation generally requires that the votes cast in favor of the amendment exceed the votes cast against the amendment. The Delaware Law provides that a vote to amend the corporation's certificate of incorporation requires the approval of a majority of the outstanding stock entitled to vote.

         Amendments To Bylaws. The Florida Act provides that the shareholders, as well as the directors, may amend the bylaws, unless such power is reserved to the shareholders by the articles of incorporation or by specific action of the shareholders. The Delaware Law provides that the stockholders and, if provided in the certificate of incorporation, the Board of Directors, are entitled to amend the bylaws. The Surviving Corporation's Articles of Incorporation will permit the Board of Directors to amend the bylaws, as is currently permitted under Kimmins' Certificate of Incorporation.

         Liability Of Directors. Under the Florida Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless the director breached or failed to perform his duties as a director and such breach or failure constitutes: (a) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, (c) a circumstance resulting in an unlawful distribution, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation or willful misconduct, or (e) in a proceeding by or in the right of one other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

         The Delaware Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct which could be characterized as negligence or gross negligence. The Delaware Law expressly provides, however, that the liability for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (c) an unlawful distribution, or (d) the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Delaware Law further provides that no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Kimmins' Certificate of Incorporation includes a provision eliminating director liability for monetary damages for breaches of fiduciary duty to the extent permitted by the Delaware Law.

         Indemnification. Under both the Florida Act and the Delaware Law, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (a) expenses (including attorneys' fees) and certain amounts paid in settlement and (b) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The Florida Act and the Delaware Law each provide that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. The Florida Act also provides that, unless a corporation's articles of incorporation provide otherwise, if a corporation does not so indemnify such persons, they may seek, and a court may order, indemnification under certain circumstances even if the board of directors or shareholders of the corporation have determined that the persons are not entitled to indemnification.

         The Certificate of Incorporation and the Bylaws of Kimmins, and the Articles of Incorporation and the Bylaws of the Surviving Corporation, each provide that directors and officers and former directors and officers will be indemnified to the fullest extent permitted by the Delaware Law or the Florida Act, as the case may be.

         Derivative Actions. The Delaware Act provides that (1) a person may not bring a derivative action unless the person was a stockholder of the corporation at the time of the challenged transaction or unless the stock thereafter devolved on such person by operation of law, (2) a complaint in a derivative proceeding must allege with particularity the efforts made by a person, if any, to obtain the desired action from the directors or comparable authority and the reason for the failure to obtain such action or for not making the effort, (3) a derivative proceeding may be settled or discontinued only with court approval and (4) the court may dismiss a derivative proceeding if it finds that a committee of independent directors have acted independently and in good faith and have demonstrated a reasonable basis for its determination that the action should be dismissed. The Florida Act provides for similar requirements, except that (a) a complaint in a derivative proceeding must be verified and must allege with particularity that a demand was made to obtain action by the board of directors and that the demand was refused or ignored, (b) the court may dismiss a derivative proceeding if the court finds that certain independent directors (or a committee of independent persons appointed by such directors) have determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation and
(c) if an action was brought without reasonable cause, the court may require the plaintiff to pay the corporation's reasonable expenses.

         Distributions, Redemptions, Liquidation And Dissolution. A Florida corporation may make distributions to shareholders as long as, after giving effect to such distribution, (1) the corporation would be able to pay its debts as they become due in the usual course of business, and (2) the corporation's total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which the Surviving Corporation's articles of incorporation do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Under the Florida Act, a corporation's redemption of its own capital stock is deemed to be a distribution. A Delaware corporation may pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. A Delaware corporation is generally prohibited from redeeming any of its capital stock if the redemption would result in an impairment of the corporation's capital.

         The   Kimmins   Certificate   of   Incorporation   and  the   Surviving
Corporation's Articles of Incorporation provide that in the event of any dissolution, liquidation or winding up of the affairs of the corporation, after payments to creditors and in respect of Preferred Stock, the holders of Common Stock (Class A Stock after reincorporation) shall first be entitled to receive $9.00 per share, then the holders of Class B Common Stock shall be entitled to receive $9.00 per share, and the balance shall be distributed equally among the shares of Common Stock (Class A Stock after reincorporation) and Class B Common Stock.

         Shareholder Inspection Of Books And Records. Under the Florida Act a shareholder is entitled to inspect and copy the articles of incorporation, bylaws, certain board and shareholder resolutions, certain written communications to shareholders, a list of the names and business addresses of the corporation's directors and officers, and the corporation's most recent annual report during regular business hours if the shareholder gives at least five business days' prior written notice to the corporation. In addition, a shareholder of a Florida corporation is entitled to inspect and copy other books and records of the corporation during regular business hours if the shareholder gives at least five business days' prior written notice to the corporation and
(a) the shareholder's demand is made in good faith and for a proper purpose, (b) the demand describes with particularity its purpose and the records to be inspected or copied and (c) the requested records are directly connected with such purpose. The Florida Act also provides that a corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding shareholder has, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

         The provisions of the Delaware Law governing the inspection and copying of a corporation's books and records are generally less restrictive than those of the Florida Act. Specifically, the Delaware Law permits any stockholder the right, during usual business hours, to inspect and copy the corporation's stock ledger, stockholders list and other books and records for any proper purpose upon written demand under oath stating the purpose thereof.

         Treasury Stock. A Delaware corporation may reacquire its own issued and outstanding capital stock, and such capital stock is deemed treasury stock which is issued but not outstanding. A Florida corporation may also reacquire its own issued and outstanding capital stock. Under the Florida Act, however, all capital stock reacquired by a Florida corporation is automatically returned to the status of authorized but not issued or outstanding, and is not deemed treasury stock.

Possible Disadvantages Of A Change In Domicile

         Despite the belief of the Board of Directors that the proposed merger and change in domicile is in the best interests of Kimmins and its stockholders, stockholders should be aware that Florida corporation law is not as well developed as Delaware corporation law. The State of Delaware has long been the leader in adopting, construing and implementing comprehensive, flexible corporation laws that are conducive to the operational needs of corporations domiciled in that state. The corporation law of Delaware also is widely regarded as the most extensive and well-defined body of corporate law in the United States. Both the legislature and the courts of Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware judiciary has acquired considerable expertise in dealing with complex corporate issues and has repeatedly shown its willingness to accelerate the resolution of such complex corporate legal issues within the very limited time available to meet the needs of parties engaged in corporate litigation. It is anticipated that the Delaware Law will continue to be interpreted and construed in significant court decisions, thereby lending predictability to corporate legal affairs.

         Florida corporate law, by contrast, is not as well developed and many of the provisions of the Florida Act have not yet received as extensive scrutiny and interpretation as the Delaware Law. However, Florida courts often rely on Delaware decisions to establish their own corporate doctrines, although Delaware decisions are not binding on Florida courts.

Tax Consequences Of The Merger

         The merger and resulting reincorporation of Kimmins from Delaware to Florida will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Accordingly, for federal income tax purposes, no gain or loss will be recognized by stockholders upon the conversion of Kimmins' Common Stock into the Surviving Corporation's Common Stock. Each stockholder whose shares are converted from Kimmins' Common Stock into the Surviving Corporation's Common Stock will have the same basis in his or her Common Stock of the Surviving Corporation as he or she had in his or her Common Stock of Kimmins immediately prior to the effective date of the merger and his or her holding period of the Surviving Corporation's Common Stock will include the period during which he or she held the corresponding shares of Kimmins' Common Stock, provided such corresponding shares of Kimmins' Common Stock were held as a capital asset on the effective date of the merger.

         No gain or loss will be recognized by Kimmins or by the Surviving Corporation as a result of the merger and reincorporation, and the Surviving Corporation generally will succeed, without adjustment, to the tax attributes of Kimmins. Because Kimmins is based in Florida, it already is qualified to transact business in Florida and pays Florida corporate income tax. Changing the state of incorporation of Kimmins will not affect the amount of corporate income and other taxes payable, other than eliminating liability for the Delaware franchise tax.

No  information  is  provided  in  this  Proxy   Statement   regarding  the  tax
consequences, if any, under applicable state, local or foreign laws, and each stockholder is advised to consult his or her personal attorney or tax advisor as to the federal, state, local or foreign tax consequences of the proposed reincorporation in view of the stockholder's individual circumstances.

Accounting Treatment of the Merger

         The merger and resulting reincorporation of Kimmins from Delaware to Florida will not impact the financial statements of Kimmins because the merger will not result in a gain or loss. No changes will occur in corporate assets, liabilities or net worth. The merger will be disclosed in a footnote to financial statements in interim and year-end filings.

Stockholder Appraisal Rights

         Kimmins' stockholders will not be entitled to appraisal rights. Section 262 of the Delaware Law provides that any stockholder of a Delaware corporation who satisfies the requirements of the section and files with the corporation a written demand for appraisal of his or her shares prior to the taking of a vote on a proposed merger and who does not vote in favor of the proposed merger is entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares of common stock. Section 262, however, excepts from appraisal rights any mergers of corporations into a wholly-owned subsidiary pursuant to
Section 253 of the Delaware Law. Because the proposed reincorporation merger is pursuant to Section 253, stockholders will not be entitled to appraisal rights under Section 262.

Vote Required

         The Plan and Agreement of Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, voting together as a group.

Effective Date

         The  merger  will  become  effective  as  soon  as  practicable   after
stockholder approval is obtained and all other conditions to the merger are satisfied. The merger may be abandoned at any time prior to its effectiveness if the Board of Directors determines, in its discretion, that consummation of the merger is no longer advisable.


                             PROPOSAL TO APPROVE THE
                   KIMMINS CORP. 1999 LONG-TERM INCENTIVE PLAN

         On August 4, 1999, the Board of Directors, subject to the approval of stockholders, adopted the Kimmins Corp. 1999 Long-Term Incentive Plan (the "1999 Plan"). The 1999 Plan shall be effective as of the date of such approval of stockholders ("Effective Date").

         Options and other stock awards may be granted under the 1999 Plan to employees of Kimmins and certain subsidiaries and affiliated businesses ("Related Companies"), and directors, consultants and other persons providing key services to Kimmins. Kimmins estimates that, as of the date of this Proxy Statement, approximately 25 employees (including officers) and the two non-officer directors are eligible to participate in the 1999 Plan. The following discussion summarizes the 1999 Plan.

Shares Reserved for the Plan

         Kimmins' 1999 Plan provides for the grant of options ("Options"), stock appreciation rights ("SARs") and other stock awards ("Stock Awards") (collectively "Awards") to acquire shares of Common Stock (Class A Stock after reincorporation, collectively, "Stock") up to a maximum ("Plan Maximum") of 800,000 shares of Stock. In addition, the following provisions are imposed under the 1999 Plan: (i) a maximum of 800,000 shares issued under Options intended to be Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) a maximum of 250,000 shares issued under Options and SARs to any one individual during any consecutive twelve month period, (iii) a maximum number of shares under other Awards of 250,000 shares, and (iv) a maximum payment under other Awards of $100,000 to any one individual for any Performance Goals established for any performance period (including the Fair Market Value of stock subject to Awards denominated in shares). These maximums are subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or other changes in the outstanding Stock ("Corporate Transactions"). Any such adjustment will be made by the Committee (as defined below). The Plan Maximum shall not be reduced for shares subject to plans assumed by Kimmins in an acquisition of an interest in another company. Shares subject to Awards that are forfeited or canceled shall again be available for new Awards under the 1999 Plan. Shares issued under the 1999 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         The 1999 Plan permits the grant of ISOs, non-qualified stock options ("NSOs"), SARs and other Stock Awards. The Stock Option Committee will determine the terms and conditions of options granted under the 1999 Plan, including the exercise price ("Exercise Price"), which may not be less than the fair market value of the Stock on the date of grant, all subject to certain limitations provided under the 1999 Plan.

         Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

Purpose of Plan

         Kimmins desires to (i) attract and retain persons eligible to participate in the 1999 Plan ("Participants"); (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of Kimmins' other stockholders through compensation that is based on the Stock; and thereby promote the long-term financial interest of the Kimmins and the Related Companies, including the growth in value of Kimmins' equity and enhancement of long-term shareholder return. A portion of the options issued pursuant to the 1999 Plan may constitute ISOs within the meaning of Section 422 of the Code, or any succeeding provisions. The 1999 Plan is not qualified under
Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Administration of the Plan

         The 1999 Plan will be administered by the Stock Option Committee (the "Committee") appointed by the Board of Directors of the Kimmins. Subject to the terms of the 1999 Plan, in administering the 1999 Plan and the Awards granted under the 1999 Plan, the Committee will have the authority to (1) determine the directors, officers and employees of the Kimmins and its subsidiaries and the consultants and advisors to whom Awards may be granted and the types of Awards;
(2) determine the time or times at which Awards may be granted; (3) determine the option price for shares subject to each Option and establish the terms, conditions, performance criteria, restrictions and other provisions of each Award; (4) determine the extent to which Awards will be structured to conform to
Section 162(m) of the Code; (5) establish terms and conditions of Awards to conform to requirements of jurisdictions outside the United States; and (6) interpret the 1999 Plan and prescribe and rescind rules and regulations, if any, relating to and consistent with the 1999 Plan.

     The current Committee members are Michael A. Gold and R. Donald Finn. The terms of Mr. Gold and Mr. Finn as directors expire at the 1999 Annual Meeting of the Stockholders; they are candidates for reelection. Under the 1999 Plan, acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

Amendment of the Plan

         The 1999 Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without shareholder approval: (a) materially increasing the number of shares that may be issued under the 1999 Plan (except by certain adjustments provided for under the 1999
Plan); or (b) amending the 1999 Plan provisions regarding the limitations on the Exercise Price. In addition, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the 1999 Plan prior to the date such amendment is adopted by the Board. Options may not be granted under the 1999 Plan after the date of termination of the 1999 Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

Eligibility for Participation

         Each person who is serving as an officer, director, or employee of the Kimmins or any of its subsidiaries is eligible to participate in the 1999 Plan. Furthermore, certain consultants and advisors to Kimmins may also be eligible to participate in the 1999 Plan.

         Nothing contained in the 1999 Plan or in any Option agreement may confer upon any person any right to continue as director, officer or employee of Kimmins or its subsidiaries or as a consultant or advisor, or limit in any way any right of stockholders or of the Board, as applicable, to remove such person.

New Plan Benefits

         No Awards have been granted under the 1999 Plan. No determination has been made by the Board or the Committee regarding the number of Awards to be granted to any executive officer, executive officers as a group, non-executive directors or non-executive employees. During 1998, no options were granted pursuant to Kimmins' 1987 Stock Option Plan.

Option Exercise Price and Vesting

         The Exercise Price per share for the shares subject to NSOs shall be at whatever price is approved by the Committee, but not less than the greater of the fair market value or par value per share of the Stock on the Pricing Date (as defined below). The Exercise Price per share for the shares subject to ISOs shall be not less than the fair market value per share of Stock on the Pricing Date, except that in the case of an ISO to be granted to an employee owning more than 10% of the total combined voting power of all classes of stock of Kimmins, the Exercise Price per share shall be not less than 110% of the fair market value per share of Stock on the Pricing Date. The "fair market value" shall be the mean between the closing sale price on the Nasdaq OTC Bulletin Board on the Pricing Date. The "Pricing Date" is the date on which the Option or SAR is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option or SAR is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award. The Committee determines the vesting provisions for each Option. The "fair market value" of Kimmins Common Stock on August 13, 1999 was $______ per share.

Adjustments to Exercise Price and Number of Shares; Change of Control

         In the event of a Corporate Transaction, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the 1999 Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

         In general, if Kimmins is merged into or consolidated with another corporation under circumstances in which Kimmins is not the surviving corporation, or if Kimmins is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Change of Control

Transaction") while unexercised Options are outstanding under the 1999 Plan, after the effective date of a Change of Control Transaction each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive such stock, or other securities as the holders of the same class of stock as those shares subject to the Option shall be entitled to receive in such Change of Control Transaction based upon the agreed upon conversion ratio or per share distribution. However, any limitations on exercisability of Options owned by executive officers of Kimmins shall be waived, and Options of non-executive officers may be waived (in the discretion of the Committee), so that all such Options, from and after a date prior to the effective date of such Change of Control Transaction shall be exercisable in full. Furthermore, the right to exercise shall, in the case of executive officers, and may (in the discretion of the Committee), in the case of other option holders, be given to each holder (by written notice) of an Option during a 15-day period preceding the effective date of such Change of Control Transaction. Any outstanding Options not exercised within such 15-day period may be canceled by the Committee as of the effective date of any such Change of Control Transaction, as specified in the 15-day notice. To the extent that the foregoing adjustments relate to stock or securities of Kimmins, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

Duration and Termination of 1999 Plan and Options

         The 1999 Plan shall be unlimited in duration and, in the event of 1999 Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISOs may be granted under the 1999 Plan on a date that is more than ten years from the date the 1999 Plan is adopted or, if earlier, the date the 1999 Plan is approved by stockholders.

         Each Option expires on the Expiration Date specified by the Committee. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of: (a) the ten-year anniversary of the date on which the Option is granted; (b) if the participant's date of termination occurs for Cause (as defined in the 1999 Plan), the date of termination; or (c) if the Participant's date of termination occurs for reasons other than Cause, retirement, early retirement, death or disability, the 30-day anniversary of such date of termination.

Means of Exercise of Options

         An Option or an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. The payment of the Exercise Price of an Option granted under the 1999 Plan shall be subject to the following:

         (a) The full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

         (b) The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at fair market value as of the day of exercise), or in any combination thereof, as determined by the Committee.

         (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to Kimmins a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, or Kimmins may choose to retain sufficient shares from the Option Exercise in satisfaction of the Exercise Price and tax withholding.

Non-transferability of Options

         Except as provided by the Committee, no Award is transferable except by will or by the laws of descent and distribution. Shares subject to Options granted under the 1999 Plan that have lapsed or terminated may again be subject to Options granted under the 1999 Plan.

Restrictions on Stock Awards

         Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures designated by the Committee. The performance measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify. If the right to become vested in a Stock Award granted under the 1999 Plan is conditioned on the completion of a specified period of service with Kimmins and its subsidiaries, without achievement of performance measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, or involuntary termination, or change in control of Kimmins).

Tax Treatment

         The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the 1999 Plan. It is based on the Code and interpretations thereof as in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

         A company, such as Kimmins, for which an individual is performing services will generally be allowed to deduct amounts that are includable in the income of such person as compensation income at the time such amounts are so includable, provided that such amounts qualify as reasonable compensation for the services rendered. This general rule will apply to the deductibility of a Participant's compensation income resulting from participation in the 1999 Plan. The timing and amount of deductions available to Kimmins as a result of the 1999 Plan will, therefore, depend upon the timing and amount of compensation income recognized by a Participant as a result of participation in the 1999 Plan. The following discusses the timing and amount of compensation income which will be recognized by Participants and the accompanying deduction which will be available to Kimmins.

         ISOs. A Participant to whom an ISO which qualifies under Section 422 of the Code is granted generally will not recognize compensation income (and Kimmins will not be entitled to a deduction) upon the grant or the exercise of the Option. To obtain nonrecognition treatment on exercise of an ISO, however, the Participant must be an employee of Kimmins or a subsidiary continuously from the date of grant of the option until three months prior to the exercise of the Option. (If termination of employment is due to disability of the Participant, ISO treatment will be available if the option is exercised within one year of termination). If an Option originally designated as an ISO is exercised after those periods, the option will be treated as an NSO for income tax purposes and compensation income will be recognized by the Participant (and a deduction will be available to Kimmins) in accordance with the rules discussed below concerning NSOs.

         The Code provides that ISO treatment will not be available to the extent that the fair market value of shares subject to ISOs (determined as of the date of grant of the ISOs) which become exercisable for the first time during any year exceed $100,000. If the $100,000 limitation is exceeded, the Options in excess of the limitation are treated as NSOs when exercised.

         While a Participant may not recognize compensation income upon exercise of an ISO, the excess of the fair market value of the shares of Stock received over the exercise price for the option can affect the optionee's alternative minimum tax liability under applicable provisions of the Code. The increase, if any, in an optionee's alternative minimum tax liability resulting from exercise of an ISO will not, however, create a deductible compensation expense for Kimmins.

         When a Participant sells shares of Stock received upon exercise of an ISO more than one year after the exercise of the Option and more than two years after the grant of the Option, the Participant will normally not recognize any compensation income, but will instead recognize capital gain or loss from the sale in an amount equal to the difference between the sales price for the shares of Stock and the option exercise price. A Participant who holds shares of Stock for a period of more than twelve (12) months after the exercise of the ISO prior to their sale will be subject to a 20% maximum capital gains rate upon the sale of such shares of Stock while a participant who sells shares of Stock after holding them for more than one year but less than twelve (12) months will be subject to a 28% maximum capital gains rate on the sale of such shares of Stock. If, however, a Participant sells the shares of Stock within one year after exercising the ISO or within two years after the grant of the ISO (an "Early Disposition"), the Participant will recognize compensation income (and Kimmins will be entitled to a deduction) in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares of Stock on the date of exercise of the Option over the option exercise price, and (ii) the excess, if any, of the sale price for the shares over the option exercise price. Any other gain or loss on such sales (in addition to the compensation income mentioned previously) will normally be capital gain or loss.

         If a Participant exercises an ISO by using shares of Stock ("Tendered Shares") previously acquired by him under another ISO and held by the Participant for less than one year after the date of exercise or two years after the grant of the prior ISO, the surrender of the Tendered Shares will be an Early Disposition. As a result the Participant will recognize ordinary income in an amount equal to the difference between the exercise price at which the Tendered Shares were acquired and the fair market value of the Tendered Shares, either at the time the prior ISO was exercised or at the time of the surrender of the Tendered Shares, whichever is less. A number of the shares of Stock acquired by exercise of the ISO equal to the number of Tendered Shares will have a basis equal to the basis of the Tendered Shares, increased, if applicable, by the amount of ordinary income recognized as a result of the disposition of the Tendered Shares. Such shares of Stock will have a carryover capital gain holding period. The basis of the number of shares of Stock received in excess of the number of Tendered Shares ("Excess Shares") will be zero and their capital gain holding period will begin on the date the ISO was exercised.

         NSOs. A Participant to whom an NSO is granted will not normally recognize income at the time of grant of the Option. When a Participant exercises an NSO, the Participant will generally recognize compensation income (and Kimmins will be entitled to a deduction) in an amount equal to the excess, if any, of the fair market value of the shares of Stock when acquired over the option exercise price. The amount of gain or loss recognized by a Participant from a subsequent sale of shares of Stock acquired from the exercise of an NSO will be equal to the difference between the sales price for the shares of Stock and the sum of the exercise price of the Option plus the amount of compensation income recognized by the Participant upon exercise of the Option.

         A Participant who exercises a NSO by using Tendered Shares (i) will not recognize income as a result of the exercise of the NSO with respect to the number of shares of Stock which equal the number of Tendered Shares and (ii) will receive a carryover of the basis and holding period of the Tendered Shares for such number of shares of Stock. Receipt of Excess Shares will cause the Participant to recognize ordinary income (and entitle Kimmins to a deduction) in an amount equal to the fair market value of the Excess Shares on the date the NSO was exercised. The Participant's basis for such number of Excess Shares will equal the amount of ordinary income recognized as a result of the exercise of the NSO and the capital gain holding period for the Excess Shares will begin on the date the NSO was exercised.

         SARs. The recipient of an SAR generally will not recognize any compensation income upon grant of the SAR. At the time of exercise of an SAR, however, the recipient should recognize compensation income in an amount equal to the amount of cash, or the fair market value of the shares, received.

         Restricted Stock Awards. If stock received pursuant to a stock award made through the 1999 Plan is subject to a restriction on continued ownership which is dependent upon the recipient continuing to perform services for Kimmins or its affiliated companies (a "risk of forfeiture"), the Participant should not recognize compensation income upon receipt of the shares of Stock unless he/she makes a so-called "83(b) election" as discussed below. Instead, the Participant will recognize compensation income (and Kimmins will be entitled to a deduction) when the shares of Stock are no longer subject to a risk of forfeiture, in an amount equal to the fair market value of the stock at that time. Absent a Participant making an 83(b) election, dividends paid with respect to shares of Stock which are subject to a risk of forfeiture will be treated as compensation income for the Participant (and a compensation deduction will be available to Kimmins for the dividend) until the shares of Stock are no longer subject to a risk of forfeiture.

         Different tax rules will apply to a Participant who receives shares of Stock subject to a risk of forfeiture if the Participant files an election pursuant to Section 83(b) of the Code (an "83(b) election"). If, within 30 days of receipt of the shares of Stock, a Participant files an 83(b) election with the Internal Revenue Service and Kimmins, then, notwithstanding that the shares of Stock are subject to a risk of forfeiture, the Participant will recognize compensation income upon receipt of the shares of Stock (and Kimmins will be entitled to a deduction) in an amount equal to the fair market value of the stock at the time of the award. If the 83(b) election is made, any dividends paid with respect to the shares of Stock will not result in compensation income for the Participant (and will not entitle Kimmins to a deduction). Rather, the dividends paid will be treated as any other dividends paid with respect to Kimmins Stock, as noncompensatory ordinary income.

Tax Withholding

         Whenever Kimmins proposes, or is required, to distribute shares under the 1999 Plan, Kimmins may require the recipient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, Kimmins may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

Unfunded Status of the 1999 Plan

         The 1999 Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by Kimmins, nothing contained in the 1999 Plan shall give any such Participant or optionee any rights that are greater than those of a general creditor of Kimmins.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1998, the Board of Directors held one meeting which was attended by all the Directors, except Mr. George Chandler, a former director. In addition, Kimmins' Board of Directors took several actions by written consent. Kimmins has an Audit Committee currently comprised of Mr. R. Donald Finn and Michael Gold, which met once during the year, and a Stock Option Committee currently comprised of Messrs. Francis M. Williams and Michael Gold, which met once during the year. The function of the Audit Committee is to meet periodically with Kimmins' independent auditors to review the scope and results of the audit and to consider various accounting and auditing matters related to Kimmins, including its system of internal controls. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as Kimmins' auditors. The function of the Stock Option Committee is to administer Kimmins' 1987 Stock Option Plan. It will also administer the 1999 Plan if it is approved by the stockholders at the annual meeting.

         Kimmins does not have a Nominating Committee or a Compensation Committee of the Board of Directors.

                 STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

         Any proposal of stockholders intended to be presented at the 2000 annual meeting of Kimmins must be received by the Secretary of Kimmins at the address set forth on the first page of the Proxy Statement no later than April 19, 2000, in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting. A stockholder desiring to submit a proposal for consideration at the 2000 meeting but not inclusion in the 2000 proxy statement must deliver the proposal to be received no later than July 3, 2000. If the date of the next annual meeting is subsequently advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the meeting that the proxy statement relates, stockholders will be notified of the new meeting date and the new dates by which proposals must be received.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has retained Ernst & Young, LLP, as the auditors of Kimmins for the fiscal year ending December 31, 1999. Representatives of Ernst & Young, LLP, are expected to be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions submitted by stockholders.

                                  OTHER MATTERS

         A copy of Kimmins' Annual Report on Form 10-K for the fiscal year ended December 31, 1998, is being furnished herewith to each stockholder of record as of the close of business on July 23, 1999. Additional copies of Kimmins' Annual Report on Form 10-K will be provided free of charge upon written request to:

                                  Stockholder Services
                                  Kimmins Corp.
                                  1501 Second Avenue, East
                                  Tampa, Florida 33605

         All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith will be paid by Kimmins. Kimmins may reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communication by directors, officers, or regular employees of Kimmins acting without special compensation.

         The Board of Directors is aware of no other matters, except as set forth in the Notice of Meeting, and has not been informed of any other matters to be presented to the Annual Meeting of Stockholders. However, if any matters other than those referred to above should properly come before the Annual

Meeting of Stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                              By Order of the Board of Directors,

                              [GRAPHIC OMITTED][GRAPHIC OMITTED]

                              JOSEPH M. WILLIAMS, Secretary

Tampa, Florida
August 16, 1999

868215v2
                                  KIMMINS CORP.
               PROXY SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR USE AT THE ANNUAL MEETING ON SEPTEMBER 9, 1999


         The undersigned shareholder hereby appoints Francis M. Williams and Joseph M. Williams, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of Kimmins Corp.
(the "Company") to be held on September 9, 1999, and any adjournments thereof.

         The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated August ____, 1999, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated below and on the reverse hereof.

1.       ELECTION OF DIRECTORS:

[ ] FOR                                  [ ] REFRAIN FROM VOTING FOR
election of the  individuals set forth below as directors
(except as marked to the contrary)

NOMINEES:         Francis M. Williams, Michael A. Gold and R. Donald Finn.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write that person's name on the space provided below.



2.       Proposal to reincorporate the Company in Florida

         [ ]  FOR          [ ]  AGAINST              [ ]  ABSTAIN

3. Proposal to approve the adoption of the Company's 1999 Long-Term Incentive Plan.

         [ ]  FOR          [ ]  AGAINST              [ ]  ABSTAIN

4. Upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.

                                     Date:__________________________________
                                     _______________________________________
                                     _______________________________________

                                           (Signature if held jointly)

                                            (Stockholders should sign exactly as
                                            name  appears on stock.  Where there
                                            is more than one owner  each  should
                                            sign.   Executors,   Administrators,
                                            Trustees  and  others  signing  in a
                                            representative  capacity  should  so
                                            indicate.)  Please enter your Social
                                            Security Number or Federal  Employer
                                            Identification Number here:

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

861896v5
                                   APPENDIX A

                          PLAN AND AGREEMENT OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER, dated August 4, 1999 (the "Agreement"), is entered into between KIMMINS REINCORPORATION, INC., a Florida corporation ("FLORIDA"), and KIMMINS, CORP., a Delaware corporation ("Kimmins").

                                    RECITALS

         A. Kimmins has an aggregate authorized capital of 43.5 million shares, consisting of 32.5 million shares of Common Stock, par value $0.001 per share (the "Kimmins Common Stock"), 10.1 million shares of Class B Common Stock, par value $0.001 per share (the "Kimmins Class B Common Stock"), and 1.0 million shares of preferred stock, par value $0.001 per share (the "Kimmins Preferred Stock"). As of August 4, 1999, there were 4,288,956 shares of Kimmins Common Stock, 2,291,569 shares of Kimmins Class B Common Stock and no shares of Kimmins Preferred Stock issued and outstanding.

         B. FLORIDA has an aggregate authorized capital stock of 43.5 million shares, consisting of 32.5 million shares of Class A Stock, par value $0.001 per share (the "FLORIDA Class A Stock"), 10.0 million shares of Class B Common Stock, par value $0.001 per share ("the Florida Class B Common Stock") and 1.0 million shares of preferred stock, par value $0.001 per share (the "FLORIDA Preferred Stock"). As of August 4, 1999, there were 100 shares of FLORIDA Class A Stock and no shares of Class B Common Stock or FLORIDA Preferred Stock issued and outstanding.

         C. The respective Boards of Directors of FLORIDA and Kimmins believe that the best interests of FLORIDA and Kimmins and their respective stockholders will be served by the merger of Kimmins with FLORIDA under and pursuant to the provisions of this Agreement and the Delaware General Corporation Law and the Florida General Corporation Act.

                                    AGREEMENT

         In consideration of the Recitals and of the mutual agreements contained in this Agreement, the parties hereto agree as set forth below.

     1. MERGER. Kimmins shall be merged with and into FLORIDA (the "Merger").

     2. EFFECTIVE DATE. The Merger shall become effective immediately upon the later of the filing of this Agreement or a certificate of merger with the Secretary of State of Delaware in accordance with the Delaware General Corporation Law and the filing of articles of merger with the Secretary of State of Florida in accordance with the Florida General Corporation Act. The time of such effectiveness is hereinafter called the "Effective Date."

     3. SURVIVING CORPORATION. FLORIDA shall be the surviving corporation of the Merger and shall continue to be governed by the laws of the State of Florida. On the Effective Date, the separate corporate existence of Kimmins shall cease.

     4. NAME OF SURVIVING CORPORATION. On the Effective Date, the Articles of Incorporation of FLORIDA shall be amended to change the name of FLORIDA to "Kimmins Corp."

     5. ARTICLES OF INCORPORATION. Except as provided in Section 4, the Articles of Incorporation of FLORIDA as it exists on the Effective Date shall be the Articles of Incorporation of FLORIDA following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the laws of the State of Florida.

     6. BYLAWS. The Bylaws of FLORIDA as they exist on the Effective Date shall be the Bylaws of FLORIDA following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Florida.

     7. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of Kimmins immediately prior to the Effective Date shall be the members of the Board of Directors and the officers, respectively, of FLORIDA following the Effective Date, and such persons shall serve in such offices for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

     8. RETIREMENT OF OUTSTANDING FLORIDA STOCK. Forthwith upon the Effective Date, each of the 100 shares of the FLORIDA Class A Stock presently issued and outstanding shall be retired, and no shares of FLORIDA Class A stock or other securities of FLORIDA shall be issued in respect thereof.

     9. CONVERSION OF OUTSTANDING KIMMINS STOCK.

     (a) Forthwith upon the Effective Date, each issued and outstanding share of Kimmins Common Stock and all rights in respect thereof shall be converted into one fully-paid and nonassessable share of FLORIDA Class A Stock, and each certificate representing shares of Kimmins Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of FLORIDA Class A Stock as are set forth in such certificate. After the Effective Date, each holder of an outstanding certificate representing shares of Kimmins Common Stock may, at such shareholder's option, surrender the same to FLORIDA's registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate(s) evidencing the ownership of the same number of shares of FLORIDA Class A Stock as are represented by the Kimmins certificate(s) surrendered to FLORIDA's registrar and transfer agent.

     (b) Forthwith upon the Effective Date, each issued and outstanding share of Kimmins Class B Common Stock and all rights in respect thereof shall be converted into one fully-paid and nonassessable share of FLORIDA Class B Common Stock, and each certificate representing shares of Kimmins Class B Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of FLORIDA Class B Common Stock as are set forth in such certificate. After the Effective Date, each holder of an outstanding certificate representing shares of Kimmins Class B Common Stock may, at such shareholder's option, surrender the same to FLORIDA's registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate(s) evidencing the ownership of the same number of shares of FLORIDA Class B Common Stock as are represented by the Kimmins certificate(s) surrendered to FLORIDA's registrar and transfer agent.

     10. STOCK OPTIONS, WARRANTS AND CONVERTIBLE DEBT. Forthwith upon the Effective Date, each stock option, stock warrant, convertible debt instrument and other right to subscribe for or purchase shares of Kimmins Common Stock shall be converted into a stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase the same number of shares of FLORIDA Class A Stock, and each certificate, agreement, note or other document representing such stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase shares of Kimmins Common Stock shall for all purposes be deemed to evidence the ownership of a stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase shares of FLORIDA Class A Stock.

     11. RIGHTS AND LIABILITIES OF FLORIDA. At and after the Effective Date, and all in the manner of and as more fully set forth in Section 607.1106 of the Florida General Corporation Act and Section 259 of the Delaware General Corporation Law, the title to all real estate and other property, or any interest therein, owned by each of Kimmins and FLORIDA shall be vested in FLORIDA without reversion or impairment; FLORIDA shall succeed to and possess, without further act or deed, all estates, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed, of each of Kimmins and FLORIDA without reversion or impairment; FLORIDA shall thenceforth be responsible and liable for all the liabilities and obligations of each of Kimmins and FLORIDA; any claim existing or action or proceeding pending by or against Kimmins or FLORIDA may be continued as if the Merger did not occur or FLORIDA may be substituted for Kimmins in the proceeding; neither the rights of creditors nor any liens upon the property of Kimmins or FLORIDA shall be impaired by the Merger; and FLORIDA shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

     12. TERMINATION. This Agreement may be terminated and abandoned by action of the respective Boards of Directors of Kimmins and FLORIDA at any time prior to the Effective Date, whether before or after approval by the stockholders of either or both of the parties hereto.

     13. AMENDMENT. The Boards of Directors of the parties hereto may amend this Agreement at any time prior to the Effective Date; provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either of the parties hereto shall not: (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Articles of Incorporation of FLORIDA, or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

     14. REGISTERED OFFICE. The registered office of FLORIDA in the State of Florida is located at 1501 Second Avenue East, Tampa, Florida 33607, and Joseph
R. Williams is the registered agent of FLORIDA at such address.

     15. INSPECTION OF AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of FLORIDA at 1501 Second Avenue, Tampa, Florida 33607. A copy of this Agreement shall be furnished by FLORIDA, on request and without cost, to any stockholder of either Kimmins or FLORIDA.

     16. GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Florida.

     17. SERVICE OF PROCESS. On and after the Effective Date, FLORIDA agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of Kimmins or FLORIDA arising from the Merger.

     18. DESIGNATION OF DELAWARE SECRETARY OF STATE AS AGENT FOR SERVICE OF PROCESS. On and after the Effective Date, FLORIDA irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceeding to enforce the rights of any stockholders of Kimmins or FLORIDA arising from the Merger. The Delaware Secretary of State is requested to mail a copy of any such process to FLORIDA at 1501 Second Avenue, Tampa, Florida 33607, Attention: Legal Department.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by their respective Board of Directors, has caused this Plan and Agreement of Merger to be executed, respectively, by its President and attested by its Secretary.




ATTEST                                      KIMMINS REINCORPORATION, INC.,
                                            a Florida corporation



____________________________________        By:_________________________________
Secretary



ATTEST:                                     KIMMINS CORP.,
                                            a Delaware corporation




____________________________________        By:_________________________________
Secretary

861896v5

867770v3
                                   Appendix B


                            ARTICLES OF INCORPORATION
                                       OF
                          KIMMINS REINCORPORATION, INC.
                           --------------------------

     The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Florida Business Corporation Act.

     FIRST: The corporate name of the corporation (hereinafter called the "Corporation") is Kimmins Reincorporation, Inc.

     SECOND: The street address, wherever located, of the principal office of the corporation is 1501 Second Avenue, East, Tampa, Florida 33607.

     The mailing address, wherever located, of the corporation is 1501 Second Avenue, East, Tampa, Florida 33607.

     THIRD: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is Thirty-Two Million Five Hundred Thousand (32,500,000) shares of Class A Stock, par value $.001 per share, Ten Million (10,000,000) shares of Class B Common Stock, par value $.001 per share, and One Million (1,000,000) shares of Preferred Stock, par value of $.001 per share.

     (b) The rights, preferences and limitations of each class of stock of the Corporation, as defined above, are set forth as follows:

I.       Class A Stock and Class B Common Stock

     1. In General. The Class A Stock and the Class B Common Stock shall be of equal rank and shall be identical in all respects with the same powers, preferences and rights, and the same qualifications, limitations or restrictions thereof, except as otherwise specifically provided in the Articles of Incorporation of the Corporation or any amendment thereto.

     2. Voting. The holders of Class A Stock and Class B Common Stock shall each be entitled to one vote for each share held of record on all matters to be voted on by stockholders, and the Class A Stock and Class B Common Stock shall vote together as one class, except as otherwise provided by law. All voting shall be on a non-cumulative basis. Each time that the Conversion Rate, as such term is defined in Section 5 hereof, is adjusted, the number of votes which a single share of Class B Common Stock is entitled or will be entitled to cast, upon issuance thereof, shall be similarly adjusted (rounded to the next higher whole number of votes.

     3. Dividends. Subject to provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference over the Class A Stock then outstanding, cash dividends may be paid on the Class A Stock as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor. No cash dividends, however, may be declared on the Class B Common Stock. Any dividends issued in the form of stock or distributions of assets, tangible or intangible, would also be issued at the same rate on the Class B Common Stock as the Class A Stock.

     4. Liquidation and Dissolution. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, after payment or provisions for payment of the debts and other liabilities of the Corporation, and after payment or distribution to the holders of Preferred Stock of the full amount to which they are entitled, the remaining assets of the Corporation shall be distributed among the holders of Class A Stock and the Class B Common Stock in one or more steps which shall constitute, in the aggregate, a single distribution in accordance with the following (the "Liquidation Preference"):

     (a) First the holders of Class A Stock shall be entitled to receive the sum of nine dollars ($9.00) per share; and

     (b) Next, the holders of the Class B Common Stock shall be entitled to receive the sum of nine dollars ($9.00) per share; and

     (c) Last, the balance of the remaining assets shall be distributed among the holders of the Class A Stock and the Class B Common Stock, without preference or priority of one class of stock over the other, with the amount of such balance to be distributed in respect of each share of Class A Stock to be equal to the amount to be distributed in respect of each share of Class B Common Stock.

     Any such distribution on the Class A Stock and the Class B Common Stock under this clause (c) shall be declared concurrently and shall be payable on the same date to stockholders of record as of the same record date. A consolidation or merger of the Corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

     5. Conversion.

     (a) (i) The holders of Class B Common Stock shall have the right, at their option, to convert their shares of Class B Common Stock into Class A Stock in the amounts and subject to the conditions hereinafter set forth.

     (ii) For each fiscal year of the Corporation, the holders of the shares of the Class B Common Stock shall have the right to convert, on the basis set forth in clause (e) below, the number of shares of Class B Common Stock resulting from the following calculation into shares of Class A Stock: if the quotient of the net earnings (determined in accordance with clause (f) below) divided by the sum of (i) the number of shares of Class A Stock actually outstanding at the end of such fiscal year plus (ii) 625,000 is equal to or greater than the Adjusted Threshold Amount (which, subject to adjustment as hereinafter provided, shall be ($0.84 prior to the year ended December 31, 1998, $1.05, as adjusted) per share, then up to an aggregate of 625,000 shares of Class B Common Stock can, at the election of the holder or holders thereof, be so converted ("Conversion Amount"). This calculation shall be repeated for the next fiscal year, using as the Adjusted Threshold Amount the last Adjusted Threshold Amount which resulted in convertibility of shares plus $.21. If, for any fiscal year, such quotient does not equal or exceed the applicable Adjusted Threshold Amount, no shares may be converted for that fiscal year, in which case the calculation for the following fiscal year shall use (a) the Adjusted Threshold Amount in effect for the last calculation that did not result in the convertibility of shares and (b) the number of shares of Class A Stock actually outstanding at the end of the fiscal year for which the calculation is made plus 625,000. Notwithstanding the foregoing, if in any fiscal year the Corporation has net earnings (as determined in accordance with clause (f) below) per share of Class A Stock (determined by dividing net earnings for such fiscal year by the sum of (i) the number of shares of Class A Stock actually outstanding at the end of such fiscal year and
(ii) the number of shares of Class A Stock issuable upon conversion of all Class B Common Stock then remaining outstanding), equal to or greater than $1.44 ("Total Conversion Earnings"), then the holders of the shares of Class B Common Stock shall have the right to convert all of such shares of Class B Common Stock then remaining outstanding into shares of Class A Stock.

     The Adjusted Threshold Amount, the Total Conversion Earnings, and the Conversion Amount (as each may be adjusted from time to time as provided herein) shall each be adjusted, proportionately, in the event of any adjustment to the Class B Common Stock in accordance with clause (g) of this Section 5.

     (b) All shares of Class B Common Stock electing to convert shall be converted based on the date of issuance thereof, such that the earliest issued shares of Class B Common Stock shall be converted first.

     (c) The effective date for conversion for each fiscal year for which the holders of Class B Common Stock shall be entitled to convert Class B Common Stock into Class A Stock (the "Conversion Date") shall be fixed by resolution of the Board of Directors within 120 days after receipt by the Corporation of the determination of net earnings for said fiscal year by its independent public accountants in accordance with clause (f) below.

     (d) For each fiscal year in which holders of Class B Common Stock are entitled to convert said shares in accordance with clause (a) above, notice of the right to convert said shares, in form approved by the Board of Directors, shall be given by mailing such notice, first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Conversion Date to each holder of record of shares entitled to be converted at his address as the same shall appear on the books of the Corporation. Each such notice shall (i) specify the Conversion Date and the manner in which the certificates of Class B Common Stock are to be exchanged for certificates of Class A Stock, (ii) state the net earnings per share for such fiscal year determined in accordance with clause (f) below, and (iii) state the maximum number of shares of Class B Common Stock held by such record holder which are convertible for such fiscal year. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for such conversion except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice or mailing was defective. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not received by the holder.

     (e) The shares of Class B Common Stock shall be convertible into fully paid and non-assessable shares of Class A Stock on the basis of one share of Class A Stock for each share of Class B Common Stock surrendered.

     (f) The "net earnings" of the Corporation in any fiscal year of the Corporation shall be (A) the net income of the Corporation for such fiscal year, less (B) the aggregate amount of dividends accrued in such fiscal year upon the outstanding shares of Preferred Stock and any other class of capital stock of the Corporation entitled to preference in the distribution of dividends vis-a-vis the shares of Class A Stock of the Corporation. All calculations provided for herein, and all determinations of "net earnings," shall be made by the firm of independent public accountants selected by the Board of Directors (who may be the regular auditors employed by the Corporation) in accordance with the definitions set forth herein and generally accepted accounting principles, such calculations and determinations to be final, binding and conclusive upon all persons whomsoever.

     (g) The Adjusted Threshold, Liquidation Preference, Conversion Amount, and the Total Conversion Earnings provided herein (collectively, "Factors") shall be subject to the following adjustments.

     (i) If the Corporation shall declare and pay to the holders of shares of Class A Stock a dividend payable in shares of Class A Stock, the Conversion Amount in effect immediately prior to the record date fixed for the determination of stockholders entitled to such dividend shall be proportionately increased, and the Liquidation Preference, Total Conversion Earnings and the Adjusted Threshold rates in effect immediately prior to the record date fixed for the determination of stockholders entitled to such dividend shall be proportionately decreased, such adjustment to become effective immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend.

     (ii) If the Corporation shall subdivide the outstanding shares of Class A Stock into a greater number of shares of Class A Stock or combine the outstanding shares of Class A Stock into a lesser number shares, or issue by reclassification of its shares of Class A Stock any shares of the Corporation, all of the Factors in effect immediately prior thereto shall be adjusted so that all computations required by this Section 5 after the happening of any of the events described above shall be made as if such shares of Class B Common Stock had been converted immediately prior to the happening of such event, with such adjustment to become effective immediately after the opening of business on the day following the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective.

     (iii) If the Corporation shall be consolidated with or merge into any other corporation, proper provisions shall be made as part of the terms of such consolidation or merger, whereby the holders of any shares of Class B Common Stock at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities of the corporation resulting from such consolidation or merger, as shall be substantially equivalent to the conversion rights herein provided for.

     (iv) No adjustment in any Factor shall be required unless such adjustment would require an increase or decrease of at least one-half of one percent of such Factor, provided that adjustments which by reason of this clause (iv) are not made shall be carried forward and taken into account in the determination as to whether any subsequent adjustments are to be made. All calculations under this paragraph (g) shall be made to the nearest one thousandth (1/1000) of a share.

     (v) The adjustments outline in g(i) through g(iv) above are not exclusive and are not intended to limit the adjustments that may be required, in the sole judgment of the Board of Directors of the Corporation, in order to maintain the proportionality between Class A Stock and Class B Common Stock which exists at the date hereof. Paragraphs g(i) through g(v) shall not in any manner limit the Corporation's ability to issue new stock or otherwise raise additional capital.

     (vi) In the event of any taxable or non-taxable distribution of assets, tangible or intangible, owned by the Corporation, the Liquidation Preference will be reduced proportionately by the per share value, based on the number of all outstanding shares of Class A Stock and Class B Common Stock, of the assets distributed. For purposes of this clause (vi), such value shall equal the average closing price of the security representing equity ownership of the entity holding such assets immediately following such distribution on the market on which such security is traded during the next thirty (30) trading days following the date of such distribution; provided, however, that if such market price is not ascertainable because such security is not publicly traded or for any other reason, then the Board of Directors of the Corporation shall cause an independent valuation of such assets to be performed, the result of which shall be final as to the determination of such value.

     (h) No fractional share of Class A Stock or scrip representing fractional shares of Class A Stock shall be issued upon any conversion of shares of Class B Common Stock, but in lieu thereof there shall be paid an amount in cash equal to the applicable fraction of the current market price (as hereinafter defined) of a whole share of Class A Stock as of the day of conversion determined as provided in paragraph (i) below.

     (i) For purposes of paragraph (h) of this Section 5, the current market price of a share of Class A Stock as of any day shall be based on the closing price of the security as reported by the New York Stock Exchange on the most recent preceding day for which such quotations were reported by the New York Stock Exchange; if the fair market value of the Class A Stock cannot be thus determined, the current market price shall be such price as the Board of Directors shall in good faith determine. (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Stock, solely for the purpose of effecting the conversion of Class B Common Stock in accordance with the terms hereof, the full number of whole shares of Class A Stock then issuable upon the conversion of all shares of Class B Common Stock at the time outstanding.

     (k) Anything contained herein to the contrary notwithstanding, no adjustments in the number of shares of Class A Stock issuable upon conversion of any shares of Class B Common Stock as set forth in this section shall be made by reason of or in connection with the issuance and sale of shares of Class A Stock by the Corporation for cash or the sale or issuance to employees of the Corporation, or of a subsidiary or an entity owning more than 50% of the outstanding Class A Stock of the Corporation, of Class A Stock of the Corporation or of options to purchase Class A Stock of the Corporation, pursuant to a plan adopted by the Board of Directors of the Corporation and approved by stockholders.

     (l) In the event (i) that an independent third party makes a bona fide offer to purchase any subsidiary or operating division of the Corporation or a portion thereof, which purchase, if consummated, would cause the net earnings of the Corporation for the applicable fiscal year to equal or exceed the then applicable Adjusted Threshold Amount (where such Adjusted Threshold Amount would not be achieved in the absence of such transaction) and (ii) the Board of Directors determines not to approve such transaction, then at the request of a majority in interest of the Class B Common Stock the Board of Directors of the Corporation shall effect the conversion of all Class B Common Stock then outstanding into Class A Stock in accordance with the provisions of Section 5(a)(ii) hereof.

     (m) In the event that (i) an independent valuation of any subsidiary or operating division of the Corporation is performed, the results of which are such that a sale of such subsidiary or division would, if consummated, cause the net earnings of the Corporation for the applicable fiscal year to equal or exceed Total Conversion Earnings (and where Total Conversion Earnings would not be achieved in the absence of such sale), and (ii) the Board of Directors of the Corporation determines not to approve such transaction, then at the request of a majority in interest of the Class B Common Stock the Board of Directors of the Corporation shall effect the conversion of all Class B Common Stock then outstanding into Class A Stock in accordance with the provisions of Section 5(a)(ii) hereof.

II.      Preferred Stock

     The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and provisions of Article THIRD hereof, the designations, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

     (b) The dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

     (c) The right, if any, of the corporation to redeem shares of such series and the terms and conditions of such redemption;

     (d) The rights of the holders of the shares of such series in case of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or upon any distribution of the assets of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

     (e) The voting power, if any, for such series and the terms and conditions under which such voting power may be exercised;

     (f) The obligation, if any, of the corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise, and the terms and conditions of such obligation;

     (g) The terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of the same class of stock of the Corporation, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

     (h) Any other rights, preferences or limitations, qualifications or restrictions of the shares of such series.

III. The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Articles of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Articles of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

     FOURTH: The street address of the initial registered office of the corporation in the State of Florida is 1501 Second Avenue, East, Tampa, Florida 33607.

     The name of the initial registered agent of the corporation at the said registered office is Joseph M. Williams.

     The written acceptance of the said initial registered agent,, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the incorporator and is made a part of these Articles of Incorporation.

     FIFTH: The name and the address of the incorporator are:

                NAME                          ADDRESS
                ----                          -------

          Joseph M. Williams              1501 Second Avenue East
                                          Tampa, Florida  33607

     SIXTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     SEVENTH: The purposes for which the corporation is organized are as follows:

     To engage in any lawful business for which corporations may be organized under the Florida Business Corporation Act.

     To have all of the general powers granted to corporations organized under the Florida Business Corporation Act, whether granted by specific statutory authority or by construction of law.

     EIGHTH: The duration of the corporation shall be perpetual.

     NINTH: The Corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director under Section 607.0831 of the Florida Business Corporation Act.

     TENTH: Whenever the Corporation shall be engaged in the business of exploiting natural resources or other wasting assets, distributions may be paid in cash out of depletion or similar reserves at the discretion of the Board of Directors and in conformity with the provisions of the Florida Business Corporation Act.

     ELEVENTH: The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all by-laws of the Corporation.

     TWELFTH: Special Meetings of the Shareholders was to be called by the Board of Directors or by persons authorized to do so by the By-laws, or if the holders of no less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed Special Meeting sign, date and deliver to the Corporation's secretary and/or more written demands for the meeting describing the purpose or purposes for which it is to be held.

     THIRTEENTH: The corporate existence of the Corporation shall begin on August 4, 1999.

     FOURTEENTH: The name and address of the initial director of the Corporation are:


                NAME                          ADDRESS
                ----                          -------

          Joseph M. Williams              1501 Second Avenue East
                                          Tampa, Florida  33607


                                            ---------------------------------
                                            Joseph M. Williams, Incorporator


Having been named as registered agent and to accept service of process for the above-named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.


                                    By:_______________________
                                    Name:   Joseph M. Williams
                                    Date:   August 3, 1999

867770v3

866558v3
                                   Appendix C



                                  KIMMINS CORP.
                          1999 LONG-TERM INCENTIVE PLAN

                                    SECTION 1

                                     GENERAL

                               ..................

     1.1 Purpose The Kimmins Corp. 1999 Long-Term Incentive Plan (the "Plan") has been established by Kimmins Corp. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

     1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

                                   SECTION 2

                                OPTIONS AND SARS

     2.1 Definitions of Options and SARS

     (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     (b) To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

     (c) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.6), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

     2.2 Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than the greater of 100% of the Fair Market Value or the par value of a share of Stock as of the Pricing Date. However, if the Participant owns more than 10% of the total combined voting power of all classes of capital stock of the Company or any of its subsidiary or parent corporations, the Exercise Price of an Incentive Stock Option granted to such Participant shall not be less than 110% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentences, the "Pricing Date" shall be the date on which the Option or SAR is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option or SAR is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award.

     2.3 Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

     2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall --------------------------------- be subject to the following:

     (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

     (b) The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

     (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, or the Company may choose to retain such shares in satisfaction of the Exercise Price and any tax withholding.

     2.5 Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless otherwise established by Committees at the time of grant, the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

     (a)  the ten-year anniversary of the date on which the Option is granted;

     (b) if the Participant's Date of Termination occurs for Cause, the Date of Termination; or

     (c) if the Participant's Date of Termination occurs for reasons other than Cause, Retirement, Early Retirement, death or Disability, the 30-day anniversary of such Date of Termination.

     2.6 Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                                    SECTION 3

                               OTHER STOCK AWARDS

     3.1 Definition. A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

     3.2 Restrictions on Stock Awards Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of Performance Measures. The Performance Measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. If the right to become vested in a Stock Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of Performance Measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, or involuntary termination or a Change in Control of the Company).

                                   SECTION 4

                          OPERATION AND ADMINISTRATION

     4.1 Effective Date The Plan is subject to the approval of the stockholders of the Company at the Company's next annual meeting of its stockholders; therefore the Plan shall be effective as of the date such approval is obtained (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is approved by shareholders.

     4.2 Shares Subject to Plan

     (a)  (i) Subject to the following  provisions of this  subsection  4.2, the
          maximum   number  of  shares  of  Stock  that  may  be   delivered  to
          Participants and their beneficiaries under the Plan shall be 800,000.

     (ii) Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (iii)If the Exercise Price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

     (b) Subject to paragraph 4.2(c), the following additional maximums are imposed under the Plan.

     (i) The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 800,000 shares.

     (ii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Stock Awards) shall be 250,000 shares.

     (iii)The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 250,000 shares during any consecutive 12 month period.

     (iv) The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be $100,000 for any single or combined performance goals established for any fiscal year. If an Award granted under Section 3 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Stock on the first day of the applicable performance period.

     (c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

     4.3 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4 Tax Withholding. Whenever the Company proposes, or is required, to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

     4.5 Payment in Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

     4.6 Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     4.7 Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

     4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.10 Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     4.11 Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     4.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     4.13 Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

     4.14 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.15 Change of Control. Unless otherwise determined by the Committee, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Change of Control Transaction") while unexercised Options are outstanding under the Plan, after the effective date of a Change of Control Transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive such stock, or other securities as the holders of the same class of stock as those shares subject to the Option shall be entitled to receive in such Change of Control Transaction based upon the agreed upon conversion ratio or per share distribution. Unless otherwise determined by the Committee, any limitations on exercisability of Options owned by executive officers or the Company shall be waived, and Options of non-executive officers may be waived (in the discretion of the Committee), so that all such Options, from and after a date prior to the effective date of such Change of Control Transaction shall be exercisable in full. Furthermore, unless otherwise determined by the Committee, the right to exercise shall, in the case of executive officers, and may (in the discretion of the Committee), in the case of other option holders, be given to each holder (by written notice) of an Option during a 15-day period preceding the effective date of such Change of Control Transaction. Any outstanding Options not exercised within such 15-day period may be cancelled by the Committee as of the effective date of any such Change of Control Transaction, as specified in the 15-day notice. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     4.16 Liability for Cash Payment. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

     4.17 Governing Law. This Plan and all awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Florida if the Company is reincorporated in Florida from Delaware, excluding its conflict of laws provisions, but including the Florida Business Corporation Act. If the proposed reincorporation does not occur on or before December 31, 1999, this Plan shall be governed by and in accordance with the laws of the State of Delaware, excluding its conflicts of laws provisions, but including the Delaware General Corporation Act.

                                    SECTION 5

                                    COMMITTEE

     5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

     5.2 Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. The choice of Committee members shall take into account, but not be constrained by, Rule 16b-3 promulgated by the Securities and Exchange Commission under The Securities Exchange Act of 1934.

     5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

     (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

     (c) The Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

     (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

     (f) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

     (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

     5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     5.5 Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 6

                            AMENDMENT AND TERMINATION

     6.1 Board of Directors. The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2 (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that the Board may not amend the provisions of Section 2.2 hereof to reduce the minimum Exercise Price, nor may the Board increase the number of shares reserved under the Plan, unless it obtains stockholder approval. Subject to the foregoing, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

     6.2 Committee. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to subsection 4.2 (relating to certain adjustments to shares) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Committee.

                                    SECTION 7

                                  DEFINED TERMS

     7.1 For purposes of the Plan, the terms listed below shall be defined as follows:

     (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

     (b) Board. The term "Board" shall mean the Board of Directors of the Company.

     (c) Cause. The term "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, or other unauthorized activity which, in the good faith opinion of the Committee, is directly and materially harmful to the business or reputation of the Company or a Related Company.

     (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (e) Eligible Person. The term "Eligible Person" shall mean any employee of the Company or a Related Company, any director of the Company, and any consultant or other person providing key services to the Company or a Related Company.

     (f) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

     (i) If the Stock is at the time listed or admitted to trading on any stock exchange (including the Nasdaq National Stock Market), then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing sale price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

     (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the closing reported sale price of the Stock on the date in question in the over-the-counter market.

     (iii)If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

     (g) Related Company. The term "Related Company" means any subsidiary of the Company, and any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

     (h) Stock. The term "Stock" shall mean shares of common stock, $.001 par value of the Company prior to its reincorporation in Florida, and Class A Stock, $.001 par value, after reincorporation in Florida.

                                    SECTION 8

                           UNFUNDED STATUS OF THE PLAN

     8.1 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

866558v3